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                                                                    EXHIBIT 5.1

                                        DRAFT




             [Letterhead of Skadden, Arps, Slate, Meagher & Flom, LLP]


                                                            August ___, 1998


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: Outsourcing Services Group, Inc. Registration Statement on Form S-4 (No. 333-57209)
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Ladies and Gentlemen:

          We have acted as special counsel to Outsourcing Services Group, Inc., a Delaware corporation (the "Company"), in connection with the public offering of $105,000,000 aggregate principal amount of the Company's 10 7/8% Series B Senior Subordinated Notes due 2006 (the "Notes"), which are to be fully and unconditionally guaranteed on a senior subordinated basis pursuant to guarantees (the "Guarantees" and, together with the Notes, the "Securities") by each of the Company's three wholly owned United States subsidiary guarantors, Aerosol Services Company, Inc., a California corporation ("Aerosol"), Kolmar Laboratories, Inc., a Delaware corporation ("Kolmar"), and Piedmont Laboratories, Inc., a Georgia corporation ("Piedmont") (collectively, the "Guarantors"). The Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 10 7/8% Senior Subordinated Notes due 2006 of the Company (the "Old Notes"), and are to be governed by an Indenture, dated as of March 3, 1998 (the "Indenture"), by and among the Company, the Guarantors and U.S. Bank Trust National Association (formerly First Trust National Association), as Trustee (the "Trustee").


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          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-57209) relating to the Exchange Offer as filed with the Securities and Exchange Commission (the "Commission") on June 18, 1998 under the Act and Amendment No. 1 thereto to be filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement, dated as of March 3, 1998 (the "Registration Rights Agreement"), by and among the Company, the Guarantors and BT Alex. Brown Incorporated; (iii) an executed copy of the Indenture; (iv) specimens of the certificates representing the Notes and the Guarantees included as exhibits to the Indenture; (v) copies, certified by the Secretary of State of the State of Delaware, of the charter documents of the Company and Kolmar, as in effect on the date hereof; (vi) copies, certified by the Secretary of State of the State of California, of the charter documents of Aerosol, as in effect on the date hereof; (vii) the Bylaws of the Company, Aerosol and Kolmar, as in effect on the date hereof; and (viii) certain resolutions adopted by the Boards of Directors of the Company, Aerosol and Kolmar. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, Aerosol and Kolmar, we have assumed that such parties, including Piedmont, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and that each such party is validly existing and in good standing under the laws of its jurisdiction


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of organization, and have also assumed the due authorization by such parties, by all requisite action, corporate or other, to enter into and perform all obligations thereunder and the due execution and delivery by such parties of such documents and, except with respect to Piedmont as expressly set forth below, the validity, binding effect and enforceability thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, Aerosol, Kolmar and others.

          We also have assumed, with your permission, that the execution and delivery by the Company and the Guarantors of the Notes or the Guarantees, as the case may be, and the Indenture and the performance of their respective obligations thereunder do not and will not (A) violate, conflict with or constitute a breach or default under (with the passage of time or otherwise) (i) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which any of the Company or the Guarantors is a party or by which any of them may be bound, or to which any of their respective properties or assets is subject, (ii) any statute, law, rule or regulation to which any of the Company, the Guarantors or any of their respective properties may be subject, (iii) any order or decree of any executive, legislative, judicial, administrative or regulatory authority to which any of the Company or the Guarantors is a party or by which any of them may be bound or to which any of their respective properties or assets is subject, or (B) require any consent, approval, license, authorization or validation of, or filing, recording or, registration with, any governmental authority to which the Company, the Guarantors or any of their respective properties is a party or by which the Company or any of the Guarantors may be bound, or (iv) violate, conflict with or constitute a breach or default under (with the passage of time or otherwise) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority to which the Company, the Guarantors or any of their respective properties is a party or by which the Company or any of the Guarantors may be bound.

          We express no opinion as to the laws of any jurisdiction other than the laws of the States of California and New York, and of the United States of America and the General Corporation Law of the State of Delaware ("DGCL") to the extent referred to specifically herein.


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          Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer and (ii) the Guarantees by each of Piedmont, Aerosol and Kolmar have been duly executed by Piedmont, Aerosol and Kolmar, respectively, and have been delivered upon consummation of the Exchange Offer in accordance with the terms of the Exchange Offer, (y) the Notes will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, and (z) the Guarantees by each of Piedmont, Aerosol and Kolmar will be valid and binding obligations of Piedmont, Aerosol and Kolmar, respectively, entitled to the benefits of the Indenture and enforceable against Piedmont, Aerosol and Kolmar, respectively, in accordance with their terms, in each case, except (i) to the extent that the enforceability thereof may be limited by (A) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) that we express no opinion as to the enforceability or effect of Section 4.09 of the Indenture.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                         Very truly yours,




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